SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 26, 2004

CAPITOL FEDERAL FINANCIAL

(Exact name of Registrant as specified in its Charter)

United States (State or other jurisdiction of incorporation)	0-24118 (Commission File Number)	48-1212142 (IRS Employer Identification Number)

700 Kansas Avenue   Topeka, Kansas 66603

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(785) 235-1341

N/A

(Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

      The Registrant's press release dated July 26, 2004, announced that its wholly owned subsidiary, Capitol Federal Savings Bank, has refinanced $2.40 billion of its fixed-rate borrowings. The refinanced borrowings had an average cost of 6.13% and an average remaining term of 67 months. The new borrowings, totaling $2.65 billion, have an average cost of 3.78% and an average maturity of 43 months in a laddered portfolio with maturities primarily from 30 to 72 months. The new structure reduces our cost on these borrowings by 2.35% per year. The reduction in the cost of the borrowings will result in initial annual savings, through the reduction of interest expense, of approximately $47.5 million is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1 - Press Release dated July 26, 2004

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: July 26, 2004	By:	/s/ John B. Dicus John B. Dicus, President and Chief Executive Officer
Date: July 26, 2004	By:	/s/ Neil F. M. McKay Neil F. M. McKay, Executive Vice President and Chief Financial Officer

End.